UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 5, 2014

AGREE REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-12928	38-3148187
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31850 Northwestern Highway

Farmington Hills, MI 48334

(Address of principal executive offices)

Registrant's telephone number, including area code: (248) 737-4190

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 5, 2014, Agree Realty Corporation (the “Company”) held its annual meeting of stockholders. The matters on which the stockholders voted, in person or by proxy, were:

(i)	the election of two directors of the Company to serve until the annual meeting of stockholders in 2017;

(ii)	the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2014; and

(iii)	the approval, by non-binding vote, of executive compensation as disclosed in the Company’s proxy statement for the 2014 annual meeting of stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission including the Compensation Discussion and Analysis, the compensation tables and other related disclosure; and

(iv)	the approval of the 2014 Omnibus Incentive Plan.

The two nominees were elected, the appointment of the independent registered public accounting firm was ratified, and the executive compensation was approved, by non-binding vote. In addition, the 2014 Omnibus Incentive Plan was approved. The results of the voting were as follows:

Election of Directors:

Director	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Farris G. Kalil	10,339,963	348,127	0	2,945,069
Gene Silverman	10,342,374	345,716	0	2,945,069

Ratification of Appointment of Independent Registered Public Accounting Firm:

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,482,527	135,517	15,115	0

Approval, by non-binding vote, of Executive Compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,234,512	372,014	81,564	2,945,069

Approval of the 2014 Omnibus Incentive Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
9,254,907	1,344,587	88,596	2,945,069

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGREE REALTY CORPORATION

Dated: May 6, 2014	BY:	/s/ Brian R. Dickman
Brian R. Dickman
Chief Financial Officer and Secretary